Exhibit 99.1

NEWS RELEASE

For Immediate Release

Contact: Alison Ziegler, Darrow Associates (201) 220-2678

aziegler@darrowir.com www.usecology.com

US Ecology Announces Intent to Voluntarily Delist its Warrants from the Nasdaq
Global Select Market and Move Trading of the Warrants to the NYSE American Exchange

Boise, Idaho – November 20, 2019 – On November 1, 2019, US Ecology, Inc. (the “Company”) completed a merger transaction (the “Merger”) in which the Company acquired NRC Group Holdings Corp. (“NRCG”). In the Merger, warrants to purchase shares of NRCG common stock, par value $0.0001, were converted into warrants to purchase shares of the Company’s common stock, par value $0.01 (the “ECOL Warrants”). In connection with the closing of the Merger, the ECOL Warrants were listed on the Nasdaq Global Select Market (“Nasdaq GS”) under the symbol “ECOLW.”

On November 19, 2019, the Company notified Nasdaq that it intends to delist the ECOL Warrants from Nasdaq GS, effective prior to the open of trading on December 9, 2019, because the ECOL Warrants do not meet the minimum 400 round lot holder requirement for listing as set forth in Nasdaq Listing Rule 5515(a)(4).

The Company intends to pursue a listing of the ECOL Warrants on the NYSE American exchange where it believes the ECOL Warrants would satisfy all of the exchange’s initial listing criteria, including that exchange’s round lot holder requirements, on or prior to December 9, 2019. There can be no assurance that the Company will list the ECOL Warrants on the NYSE American exchange in the anticipated timeframe or at all. The Company anticipates that, if it is unable to list the ECOL Warrants on the NYSE American exchange prior to the delisting of ECOL Warrants from Nasdaq GS, the ECOL Warrants will be eligible for trading on the over-the-counter markets operated by OTC Markets Group.

The anticipated voluntary delisting of the ECOL Warrants from Nasdaq GS does not have, and is not expected to have, an impact on the listing of the Company’s common stock, which will continue to trade on Nasdaq GS under the symbol “ECOL.”

ABOUT US ECOLOGY, INC.

US Ecology, Inc. is a leading provider of environmental services to commercial and government entities. The company addresses the complex waste management and response needs of its customers offering treatment, disposal and recycling of hazardous, non-hazardous and radioactive waste, leading emergency response and standby services, and a wide range of complementary field and industrial services. US Ecology’s focus on safety, environmental compliance, and best—in-class customer service enables us to effectively meet the needs of US Ecology’s customers and to build long lasting relationships. US Ecology has been protecting the environment since 1952. For more information, visit www.usecology.com.

FORWARD LOOKING STATEMENTS

Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on management’s beliefs and assumptions, which in turn are based on currently available information. Important assumptions include, among others, those regarding demand for Company services, expansion of service offerings geographically or through new or expanded service lines, the timing and cost of planned capital expenditures, competitive conditions and general economic conditions. These assumptions could prove inaccurate. Forward-looking statements also involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Such factors include an accident at one of our facilities, incidents resulting from the handling of dangerous substances, the loss or failure to renew significant contracts, competition in our markets, adverse economic conditions, our compliance with applicable laws and regulations, the realization of anticipated benefits from acquired operations, our ability to perform under required contracts, limitations on our available cash flow as a result of our indebtedness, liabilities arising from our participation in multi-employer pension plans, cyber security threats, unanticipated changes in tax rules and regulations, loss of key personnel, a deterioration in our labor relations or labor disputes, our ability to pay dividends or repurchase stock, anti-takeover regulations, stock market volatility, our access to insurance, surety bonds and other financial assurances, our litigation risk not covered by insurance, the replacement of non-recurring event projects, our ability to permit and contract for timely construction of new or expanded disposal space, renewals of our operating permits or lease agreements with regulatory bodies, our ability or the timing of reconstructing and receiving regulatory approvals for the reopening of the Grand View, Idaho treatment facility, the timing or amount of insurance recoveries associated with the reconstruction and business interruption losses for the Grand View, Idaho treatment facility, our access to cost-effective transportation services, lawsuits, our implementation of new technologies, fluctuations in foreign currency markets and foreign affairs.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission (the “SEC”), we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance. Before you invest in our common stock, you should be aware that the occurrence of the events described in the "Risk Factors" sections of our annual and quarterly reports could harm our business, prospects, operating results, and financial condition.